UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BUSCAR COMPANY
(Name of Registrant As Specified In Its Charter)

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(2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BUSCAR COMPANY

4325 GLENCOE AVE STE C9-9903

Marina Del Ry, California 90212

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of Buscar Company, a Nevada corporation (which we refer to in this Notice as the "Company," "we," "us" or "our"), has approved, and the holders of a majority of the outstanding shares of our Common Stock, par value $0.0001 per share (the "Common Stock"), have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to conduct a reverse stock split of the outstanding Common Stock of the Company, par value $0.0001 per share, by a ratio of Two Hundred to One (200:1) (the "Split") to be effective on or around July 20, 2016 or when regulatory approval is obtained, for shares with a record date of June 25, 2016. The Split will not change the total number of common shares authorized nor will it change the par value of the common shares. The reverse will not affect the outstanding Preferred Stock; the reverse only affects the Common Stock outstanding as of the record date.

The accompanying information statement (the "Information Statement") is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. The affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary to approve the Split. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Split will not be affected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holder of more than a majority (85.8%) of our voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 78.320 of the Nevada Revised Statutes (the "NRS") of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

By Order of the Board,

	By:	/s/: Anastasia Shishova
Marina Del Rey, CA		Anastasia Shishvova
June 20, 2016		Chairman of the Board

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BUSCAR COMPANY

4325 GLENCOE AVE STE C9-9903

Marina Del Ry, California 90212

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO

VOTE OR OTHER ACTION OF THE COMPANY'

STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT JULY 1, 2016

TO STOCKHOLDERS OF RECORD ON JUNE 25, 2016.

Buscar Company, a Nevada corporation (which we refer to in this Information Statement as the "Company," "we," "us" or "our"), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder, that our board of directors (the "Board") has previously approved, and the holders of a majority of the outstanding shares of our Common Stock, par value $0.0001 per share (the "Common Stock"), as permitted by our by-laws and Section 78.320 of the Nevada Revised Statutes, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the "Amendment") to our Certificate of Incorporation to reverse split the outstanding Class A common shares of the Company, par value $0.0001 per share, by a ratio of Two Hundred to One (200:1) to be effective on or around July 25, 2016.

Because shareholders holding at least a majority of our outstanding Common Stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under Section 78.320 of the Nevada Revised Statutes, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Amendment. As of June 20, 2016, the record date for the written consent (the "Record Date"), (i) 75,725,000 shares of Common Stock were issued and outstanding, (ii) 8,000,000 shares of Series A Preferred Stock, and (iii) 10,000,000 of Series B Preferred Stock were issued and outstanding.

Each share of Common Stock entitles the holder thereof to one vote on the Amendment. Each share of Series B Preferred Stock entitles the holder thereof to Four Hundred (400) votes of Common Stock and each share of Series A Preferred Stock has zero votes of Common Stock. The holders of Series B Preferred Stock did not vote as part of the Common Stock group that voted in favor of the Amendment by the Written Consent and instead voted as a separate class vote.

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The majority shareholders of the Company's Common Stock holding 65,000,000 shares of Common Stock or 85.8% of the Company's Common Stock executed the Written Consent and Action of Stockholders in Lieu of a Meeting. Since stockholders holding at least a majority of the voting rights of all outstanding Common Stock as of the Record Date have voted in favor of the Amendment by the Written Consent; and having sufficient voting power to approve the Amendment through its ownership of Common Stock, no other stockholder consents will be obtained in connection with this information statement. The Nevada Revised Statues does not provide for dissenter's rights with respect to the Amendment.

As of the Record Date 8,000,000 shares of Series A Preferred were outstanding and issued, with 8,000,000 issued to troy Grant (the "Series A Preferred") and there were 10,000,000 shares of Series B Preferred Stock (the "Series B Control Block"). Each share of Series B Preferred entitles the holder thereof to Four (400) votes of Common Stock. However, the holders of Series B Common Stock did not vote as part of the Common Stock group that voted in favor of the Amendment by the Written Consent and instead voted as a separate class vote. Upon effectiveness of the reverse stock split, the Series B Control Block shall account for approximately Ninety Nine (99.9%) of the total outstanding votes of the Company's common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 20, 2016, with respect to the beneficial ownership of 75,725,000 outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o Buscar Company, 4325 Glencoe Ave Ste C9-9903, Marina Del Rey, California 90212.

Identity of Shareholder	Number of Common Stock	Percentage of Beneficial Ownership

Anastasia Shishova, CEO	65,000,000	85.8%

Troy Grant, COO	0	0%

Total	65,000,000	85.8%

(*) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

Voting Power of Principal Stockholders and Officers

The following table sets forth information as of June 20, 2016, with respect to the beneficial ownership of our Officers and Directors and their associated voting power of the Series A Preferred and Series B Preferred Stock holders:

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Series A Preferred Shares Beneficially Owned	Percentage Class	Series B Preferred Shares Beneficially Owned	Percentage Class	Total Voting Power
Anastasia Shishova, CEO	65,000,000	85.8%	0	0	10,000,000	100%	99%

Troy Grant, COO	0	0.0%	8,000,000	100%	0	0	0%

Total	65,000,000	85.8%	8,000,000	100%	10,000,000	100	99%

(*) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

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Entity and Organization

Buscar Company. ("Buscar", "we", "us", "our", the "Company") was incorporated in Nevada as Cascade Springs Ltd. on January 19, 2010. In 2012, we amended our Articles of Incorporation to change our name to Colorado Gold Mines, Inc. On June 18, 2014, changed our name to Buscar Oil, Inc. On May 19, 2015, the Company changed it's name to Buscar Company. Buscar is domiciled in the state of Nevada, and its corporate headquarters are located in Los Angeles, CA. The Company selected March 31 as its fiscal year end.

Approval of the Amendment

Our Board recommended, and the holders of a majority of our outstanding Common Stock approved the Amendment to our Certificate of Incorporation, which will reverse split the outstanding Common Shares of the Company, par value $0.0001 per share, by a ratio of Two Hundred to One (200:1) (the "Split") issued and outstanding on or before June 20, 2016 ("Record Date") to be effective on or around July 20, 2016 or when regulatory approval is obtained. The Split will not change the total number of common shares authorized nor will it change the par value of the common shares. The Split is affected by the Amendment, in the form annexed to this Information Statement as Appendix A, with the Secretary of State of the State of Nevada. The Amendment will be filed immediately with an effective date for the Split to be on or around July 20, 2016 or when regulatory approval is obtained. Fractional shares will be rounded up at the beneficial owner level. Accordingly, each common shareholder's shares shall be divided by 200 then rounded up to the nearest whole number; with shareholders owning less than Two Hundred (200) common shares as of the record date each receiving One (1) share.

 Current Capitalization

Currently, we are authorized to issue up to 500,000,000 shares of Common Stock, of which (i) 75,725,000 shares of Common Stock were issued and outstanding, (ii) 8,000,000 shares of Series A Preferred Stock, and (iii) 10,000,000 of Series B Preferred Stock were issued and outstanding.

Reasons for Reverse Stock Split

The Board believes it is in the Company's best interest to conduct the Split for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. The Split will increase the authorized shares available for issuance, which has been determined by the Board to provide for a sufficient amount of Common Stock to support its expansion and future financing activities, if any.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights. We currently have no plans, commitments or arrangements to issue the additional available authorized shares other than shares underlying existing obligations as disclosed in the Company's annual and quarterly reports.

The Split and the issuance of authorized shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued Common Stock and Class B Common Stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Other than the transactions effectuated pursuant to the Acquisition, the Board is not aware of any other plan or arrangement to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation or the rules of any stock exchange on which the shares of Common Stock may then be listed.

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Effect of Reverse Split on Outstanding Shares and Total Voting Power

The following table represents the total outstanding shares for each class of stock and the representative voting power prior to the reverse split and immediately following the reverse split.

Pre-Reverse Stock Split

Class of Shares	Outstanding Shares	Percent of Voting Power
Common Stock	77,725,000	1.91%
Series A Preferred	8,000,000	0%
Series B Preferred	10,000,000	98.09%

Post-Reverse Stock Split

Class of Shares	Outstanding Shares	Percent of Voting Power
Common Stock	388,625	0.0097%
Series A Preferred	8,000,000	0%
Series B Preferred	10,000,000	99.9903%

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

Effect of Reverse Split on Officers and Directors Outstanding Shares and Voting Power

The following table represents for our principal shareholder's, officers and directors their total outstanding shares for each class of stock and the representative voting power prior to the reverse split and immediately following the reverse split.

Pre-Reverse Split
Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Series A Preferred Stock Shares Beneficially Owned	Percentage Class	Series B Preferred Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Anastasia Shiahova, CEO	65,000,000	85.80%	0	0%	10,000,000	100%	99.69%
Troy Grant, COO	0	0.00%	8,000,000	100%	0	0%	0.00%

Post-Reverse Split

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Series A Preferred Stock Shares Beneficially Owned	Percentage Class	Series B Preferred Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Anastasia Shiahova, CEO	325,000	85.80%	0	0%	10,000,000	100%	99.98%
Troy Grant, COO	0	0.00%	8,000,000	100%	0	0%	0.00%

As demonstrated from the above table the principal shareholder's, officers and directors total voting power would be increased from 99.69% of the total vote to 99.98%.

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Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed above, the reason the Reverse Stock Split is being proposed is to increase the market price of the Company's Common Stock in order to attract potential investors and business partners. This proposal is not the result of management's knowledge of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Further, this proposal is not a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

 Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We anticipate that the Reverse Stock Split will become effective on July 20, 2016, or as soon thereafter as is reasonably practicable once regulatory approval is obtained (the "Effective Date"). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Empire Stock Transfer, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post-Reverse Stock Split shares of Common Stock in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new stock certificates will be issued to a holder of Common Stock until such holder of Common Stock has surrendered the outstanding stock certificate(s) held by such holder of Common Stock, together with a properly completed and executed letter of transmittal.

Financial Information

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended March 31, 2016;

(2)	Quarterly Report on Form 10-Q for the three months ended December 31, 2015;

(3)	Quarterly Report on Form 10-Q for the three months ended September 30, 2015;

(4)	Quarterly Report on Form 10-Q for the three months ended June 30, 2015

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EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 4325 Glencoe Ave Ste C9-9903 Marina Del Ry, California 90212, Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given orally by telephoning our offices at (661) 418-7842 or by mail to our address at 4325 Glencoe Ave Ste C9-9903 Marina Del Ry, California 90212, Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

	By:	/s/: Anastasia Shishova
Marina Del Rey, CA		Anastasia Shishova,
June 20, 2016		Chairman of the Board

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporation

1.   Name of Corporation.

Buscar Company

2.   The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.   The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of Common Stock with a par value of $.00001 and 20,000,000 shares of Preferred Stock with a par value of $.00001

4.   The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The Company be authorized to issue 500,000,000 shares of Common Stock with a par value of $.00001 and 20,000,000 shares of Preferred Stock with a par value of $.00001.

5.   The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change effects the Common Stock. The Company's outstanding shall be reduced by a ratio of 200 common shares to 1 common share.

6.   The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Each fractional share shall be rounded up to the nearest share.

7.   Effective date and time of filing: (optional)

8.    Signature: (required) X /s/ Anastasia Shishova, CEO

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

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